UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 9, 2020

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2020, Green Plains Inc. (“Green Plains” or the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Green Plains Cattle Company LLC (“GPCC”), AGR Special Opportunities Fund I, LP, TGAM Agribusiness Fund LP, and StepStone Atlantic Fund, LP whereby it sold its remaining 50% joint venture interest in GPCC for $80.5 million, plus closing adjustments (the “Transaction”).

The Agreement was signed on October 9, 2020 with an effective date of October 1, 2020. Todd Becker will remain on the board of directors of GPCC for the next year to assist in the transition. The Agreement contains normal and customary representations and warranties, and indemnification obligations and is also subject to certain earn-out provisions.

As a result of the Transaction, the Company no longer has any indirect obligation under GPCC’s amended and restated senior secured asset-based revolving credit facility with a group of lenders led by Bank of the West and ING Capital LLC and will no longer be a party to the Second Amended and Restated Limited Liability Company Agreement of GPCC.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference.

Item 7.01. Regulation FD Disclosure.

On October 13, 2020, the Company issued a press release announcing the Transaction which is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

2.1

Securities Purchase Agreement, dated as of October 9, 2020, by and among Green Plains Inc., Green Plains Cattle Company LLC, AGR Special Opportunities Fund I, LP, TGAM Agribusiness Fund LP, and StepStone Atlantic Fund, LP (Certain schedules to the Securities Purchase Agreement have been omitted. The company will furnish such schedules to the SEC upon request.)

99.1	Press Release dated October 13, 2020
104	Cover Page formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2020	Green Plains Inc. By: /s/ G. Patrich Simpkins Jr. G. Patrich Simpkins Jr. Chief Financial Officer (Principal Financial Officer)